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                                                                    EXHIBIT 12.1

                           MIDWEST BANC HOLDING, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                                                    Three Months Ended
                                                          March 31,                     Year Ended December 31,
                                                  2000            1999          1999           1998            1997
                                                  ----            ----          ----           ----            ----
                                                                          (In Thousands)
INCLUDING INTEREST ON DEPOSITS

Net Income
  Net income before taxes                      $  5,221         $  3,921       $18,641       $ 16,379        $ 14,048
  Fixed charges from below                       13,615           10,207        44,262         41,014          35,311
                                               --------         --------     ---------       --------        --------
    Net income                                 $ 18,836         $ 14,128     $  62,903       $ 57,393         $49,359
                                               ========         ========     =========       ========        ========

Fixed charges
  Interest expense                             $ 13,615         $ 10,207     $  44,262       $ 41,014        $ 35,311
                                               ========         ========     =========       ========        ========

Ratio of net income to fixed charges               1.38x            1.38x         1.42x          1.40x           1.40x
                                               ========         ========     =========       ========        ========


EXCLUDING INTEREST ON DEPOSITS

Net Income
  Net income before taxes                      $  5,221            3,921     $  18,641       $ 16,379        $ 14,048
  Fixed charges from below                        3,277            1,482         7,532          4,976           2,694
                                               --------         --------     ---------       --------        --------
    Net income                                 $  8,498            5,403     $  26,173       $ 21,355        $ 16,742
                                               ========         ========     =========       ========        ========

Fixed charges
  Interest expense, excluding interest
  on deposits                                  $  3,277            1,482     $   7,532       $  4,976        $  2,694
                                               ========         ========     =========       ========        ========

Ratio of net income to fixed charges               2.59x            3.65x         3.47x          4.29x           6.21x
                                               ========         ========     =========       ========        ========





                                               Year Ended December 31,
                                                  1996         1995
                                                  ----         ----
-                                                   (In Thousands)
INCLUDING INTEREST ON DEPOSITS

Net Income
  Net income before taxes                       $11,905      $  9,183
  Fixed charges from below                       28,918        22,619
                                                -------      --------
    Net income                                  $40,823      $ 31,802
                                                =======      ========

Fixed charges
  Interest expense                              $28,918      $ 22,619
                                                =======      ========

Ratio of net income to fixed charges               1.41x         1.41x
                                                =======      ========


EXCLUDING INTEREST ON DEPOSITS

Net Income
  Net income before taxes                       $11,905      $  9,183
  Fixed charges from below                        2,122         1,708
                                                -------      --------
    Net income                                  $14,027      $ 10,891
                                                =======      ========

Fixed charges
  Interest expense, excluding interest
  on deposits                                   $ 2,122       $ 1,708
                                                =======      ========

Ratio of net income to fixed charges               6.61x         6.38x
                                                =======      ========

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